Exhibit 10
Learning Care Group Inc.
Officer Incentive Plan
Fiscal 2006
PLAN OBJECTIVES
The objective of this plan is to incentivize and reward annual performance of the Company’s four Executive Officers for the 2006 fiscal year.
INCENTIVE PLAN COMPONENTS
1. EBITDA ACHIEVEMENT
•	Bonuses will be activated at 95% of the Company’s EBITDA goal.

•	A bonus of 50% will be awarded if the EBITDA goal is achieved.

•	A bonus of 100% of base salary will be awarded if 120% of the EBITDA goal is achieved.

•	At 95% of the EBITDA goal, bonuses will be awarded at 10% of base salary. If EBITDA is between 95% of the EBITDA goal and the EBITDA goal, bonuses will increase, on a straight line basis, from 10% to 50% of base salary.

•	If EBITDA is between the EBITDA goal and 120% of the EBITDA goal, bonuses will increase, on a straight line basis from 50% to 100% of base salary.
2. ACCOMPLISHMENT of STRATEGIC GOALS AND INITIATIVES
•	An additional incentive of up to 10% of base salary will be awarded on the achievement of pre-determined 2006 strategic goals and initiatives.

•	These goals and objectives will be the same for all four Executive Officers and will be selected and agreed upon at the beginning of the 2006 fiscal year jointly between the Compensation Committee, Bill Davis and the other Executive Officers.
3. QUALITY OF EARNINGS GROWTH
•	The Compensation Committee will have discretion to increase or decrease the bonus paid to each Executive Officer by up to 10% of his or her annual base salary. Periodically during the fiscal year, the Committee will review with management items that had, or are expected to have, a significant impact on EBITDA and judge whether these items were within the scope of management control. At the end of the fiscal year, the Compensation Committee will take all of these items into consideration and make a determination as to what impact they had on the Company’s annual EBITDA. Based on such determination, the Compensation Committee may adjust bonuses, upward or downward, by up to 10% of each Executive Officer’s annual base salary.